Exhibit (h)(5)

TRANSFER AGENCY AND SERVICES AGREEMENT

FORM OF AMENDED AND RESTATED

SCHEDULE B

FEES

Dated: November [15], 2017

FEE RATE (%)
Active M Emerging Markets Equity Fund	0.015%
Active M International Equity Fund	0.015%
Active M U.S. Equity Fund	0.015%
Arizona Tax-Exempt Fund	0.015%
Bond Index Fund	0.015%
California Intermediate Tax-Exempt Fund	0.015%
California Tax-Exempt Fund	0.015%
Core Bond Fund	0.015%
Emerging Markets Equity Index Fund	0.015%
Fixed Income Fund	0.015%
Global Real Estate Index Fund	0.015%
Global Sustainability Index Fund	0.015%
Global Tactical Asset Allocation Fund	0.015%
High Yield Fixed Income Fund	0.015%
High Yield Municipal Fund	0.015%
Income Equity Fund	0.015%
Intermediate Tax-Exempt Fund	0.015%
International Equity Fund	0.015%
International Equity Index Fund	0.015%
Large Cap Core Fund	0.015%
Large Cap Value Fund	0.015%
Mid Cap Index Fund	0.015%
Money Market Fund	0.015%
Multi-Manager Emerging Markets Debt Opportunity Fund	0.015%
Multi-Manager Global Listed Infrastructure Fund	0.015%
Multi-Manager Global Real Estate Fund	0.015%
Multi-Manager High Yield Opportunity Fund	0.015%
Municipal Money Market Fund	0.015%
Northern Engage360™ Fund	0.015%
Short Bond Fund	0.015%
Short-Intermediate Tax-Exempt Fund	0.015%
Short-Intermediate U.S. Government Fund	0.015%
Small Cap Core Fund	0.015%
Small Cap Index Fund	0.015%
Small Cap Value Fund	0.015%
Stock Index Fund	0.015%
Tax-Advantaged Ultra-Short Fixed Income Fund	0.015%

B-1

Tax-Exempt Fund	0.015%
U.S. Government Fund	0.015%
U.S. Government Money Market Fund	0.015%
U.S. Government Select Money Market Fund	0.015%
U.S. Quality ESG Fund	0.015%
U.S. Treasury Index Fund	0.015%
Ultra-Short Fixed Income Fund	0.015%

NORTHERN FUNDS	THE NORTHERN TRUST COMPANY

By:	By:

Name:	Name:

Title:	Title:

B-2